As filed with the Securities and Exchange Commission on February 21, 2014

Registration No. 333-194052

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xilinx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0188631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
Attention: Corporate Secretary

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stewart L. McDowell, Esq.

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

☐

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-194052) (the “Registration Statement”) is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to replace Exhibit 23.2 to the Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

See Exhibit Index attached hereto and incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 21st day of February, 2014.

XILINX, INC.

By: *
Moshe N. Gavrielov
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	*	*
	Moshe N. Gavrielov President and Chief Executive Officer (Principal Executive Officer) and Director February 21, 2014	Jon A. Olson Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) February 21, 2014

	*	*
	John L. Doyle	Albert A. Pimentel
	Director	Director
	February 21, 2014	February 21, 2014

	*	*
	Philip T. Gianos	William G. Howard, Jr.
	Director	Director
	February 21, 2014	February 21, 2014

	*	*
	J. Michael Patterson	Elizabeth W. Vanderslice
	Director	Director
	February 21, 2014	February 21, 2014

*
Marshall C. Turner
Director
February 21, 2014

By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

*24	Powers of Attorney.

*                                         Previously filed.